UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On September 24, 2009, the Board of Directors of Solera National Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Solera National Bank (the “Bank”), appointed Mr. Larry D. Trujillo to the Board of Directors of the Company and the Bank.  Mr. Trujillo was an Organizer of Solera National Bank.  The Board has determined that Mr. Trujillo is “independent” within the meaning of Rule 4200(a)(15) of the Nasdaq listing standards, which are the independence standards previously adopted by the Board, and Mr. Trujillo has no material relationship or reportable transactions with the Company under Item 404(a) of Regulation S-K.

Mr. Trujillo has not been appointed to any board committees of the Company and will initially be serving on the Bank’s Asset Liability Committee.  Consistent with the Company’s current policies, Mr. Trujillo will not receive any cash compensation for his service as a director of the Company although he will be reimbursed for out-of-pocket expenses incurred in connection with the performance of Board duties.  In addition, he is eligible to receive future equity awards under the Company’s stock incentive plan as determined by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: September 29, 2009	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer